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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                    PRE-EFFECTIVE AMENDMENT NO.1 TO FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  TENARIS S.A.
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             (Exact Name of Registrant as Specified in Its Charter)


        Grand Duchy of Luxembourg                      Not Applicable
 ----------------------------------------       -----------------------------
 (State of Incorporation or Organization)             (I.R.S. Employer
                                                      Identification No.)

           23 Avenue Monterey
           L-2086 Luxembourg                               L-2086
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  (Address of Principal Executive Office)                (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file numbers to which this form relates: No. 333-99769
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        (If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

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          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered
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   Ordinary Shares, par value USD1.00           New York Stock Exchange, Inc.*
            per share
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*    Not for trading, but only in connection with the listing on the New York
     Stock Exchange, Inc. of American Depositary Shares, each representing ten Ordinary Shares.


        Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Reference is made to the information set forth under the captions "Summary," "Part Eight--Legal Information--Comparison of Shareholder Rights," "Part Eight--Legal Information--Description of Our Shares" and "Part Eight--Legal Information--Description of Our American Depositary Receipts" in the prospectus included in the Registrant's Pre-Effective Amendment No.3 to the Registration Statement on Form F-4 (Registration No. 333-99769) under the U.S. Securities Act of 1933, as amended, which information is incorporated herein by reference.

     ITEM 2. EXHIBITS.

                  Not applicable.




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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     TENARIS S.A.
                                                     (Registrant)

     Date:  November 8, 2002               By: /s/Carlos Condorelli
                                               --------------------------------
                                               Name: Carlos Condorelli
                                               Title:  Chief Financial Officer